UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 6, 2006


                          MONTGOMERY REALTY GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                        000-30724              88-0377199
-------------------------------         ------------        -------------------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)

              400 Oyster Point Blvd., Suite 415
               South San Francisco, California                94080
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          (Address of principal executive offices)          (Zip Code)

                                 (650) 266-8080
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              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 6, 2006, Montgomery entered into four contracts with Diversified Investment & Management Corporation ("DIMC"). DIMC is 100% owned by Dinesh Maniar, the principal shareholder and president of Montgomery. The four contracts are as follows:

         1. Property Management Agreement between Montgomery and DIMC whereby DIMC will be the property manager for Montgomery's London Square Apartments in Austin, Texas. The contract calls for DIMC to receive 3% of the gross rents as compensation for management, together with direct reimbursement for payroll and related third party expenses.

         2. Property Management Agreement between Montgomery and DIMC whereby DIMC will be the property manager for Montgomery's Glen Oaks Apartments in Austin, Texas. The contract calls for DIMC to receive 3% of the gross rents as compensation for management, together with direct reimbursement for payroll and related third party expenses.

         3. Property Management Agreement between Montgomery and DIMC whereby DIMC will be the property manager for Montgomery's Ashdale Garden Apartments in Austin, Texas. The contract calls for DIMC to receive 3% of the gross rents as compensation for management, together with direct reimbursement for payroll and related third party expenses.

         4. Development Consulting Agreement between Montgomery and DIMC whereby DIMC will supervise and monitor the renovation and/or redevelopment of the London Square Apartments, the Glen Oaks Apartments and the Ashdale Garden Apartments. DIMC will receive 15% of the renovation expenditures as an administration fee and will be reimbursed by Montgomery for all third-party labor, material and professional construction expenses, including building permits and similar items.

         These agreements, which were made effective as of July 7, 2005, can be terminated by Montgomery upon 30 days written notice. These agreements were approved by Montgomery's independent audit committee and by its board of directors.


      ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On February 6, 2006, Montgomery's chief executive officer, chief financial officer, and director, Dinesh Maniar, resigned as Montgomery's chief financial officer. Mr. Maniar will remain as Montgomery's chief executive officer and a director.

         Also on February 6, 2006, Ms. Marianne Duhaterova was appointed as the chief financial officer for Montgomery Realty Group, Inc. Ms. Duhaterova graduated from San Jose State University in 2002 with a Masters of Science degree in Accountancy and served in the audit department of Deloitte & Touche LLP from 2002 through 2005. Ms. Duhaterova is employed by Diversified Investment and Management Corporation at a salary of $70,000 per year. Diversified Investment and Management Corporation provides management services to Montgomery for a fee of $20,000 per month. It is currently estimated that acting as Montgomery's chief financial officer will constitute the substantial majority of Ms. Duhaterova's job duties for Diversified Investment and Management Corporation.

                            ------------------------

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment,

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

increases in property occupancy, or similar matters. Forward-looking statements are subject to risks and uncertainties outside Montgomery's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Montgomery's other SEC reports.

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         The following are filed as exhibits to this report:

    Exhibit
    Number                       Title of Document                   Location
---------------  --------------------------------------------------  -----------

   Item 10.      Material Contract
---------------  --------------------------------------------------  -----------
    10.22        Development Consulting Agreement between            This filing
                 Montgomery Realty Group and DIMC

    10.23        Schedule and Form of Property Management            This filing
                 Agreements between Montgomery Realty Group, Inc., and Diversified Investment & Management Corporation


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   MONTGOMERY REALTY GROUP, INC.



Date:  February 9, 2006                            By  /s/ James T. Graeb
                                                     ------------------------
                                                     James T. Graeb
                                                     General Counsel

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